THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 31,
          1995, is between SANTA FE PACIFIC CORPORATION, a Delaware corporation (herein called the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (herein called the "Trustee").

                                PRELIMINARY STATEMENT

               The Company and the Trustee have entered into a Restated Indenture (herein called the "Indenture"), dated as of November 1, 1994. Capitalized terms used herein, not otherwise defined herein, shall have the meanings given them in the Indenture.

               Section 901(6) of the Indenture expressly provides that the Company and the Trustee may enter into a supplemental indenture, without the consent of any Holders of Securities, in order to secure the Securities pursuant to Section 1008. In accordance with the terms of Section 901 of the Indenture, the Company has, by Board Resolution, authorized this First Supplemental Indenture. The Trustee has determined that this First Supplemental Indenture is in form satisfactory to it.

               All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

               NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
          WITNESSETH:

               For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities issued under the Indenture, whether issued before or after the date of this First Supplemental Indenture, as follows:

               1. Article One, Section 101, will be modified by the addition of the following definitions:

               "Stock Pledge Agreement" means the Amended and Restated Stock Pledge Agreement, dated as of March 31, 1995, among the Company, Harris Trust and Savings Bank, as Trustee, and Morgan Guaranty Trust Company of New York, a copy of which is attached hereto as Schedule III to Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

               "Credit Agreement Obligations" shall have the meaning ascribed thereto in the Trust Agreement.

               "Secured Swap Obligations" shall have the meaning ascribed thereto in the Trust Agreement.

               "Trust Agreement" means the Trust Agreement, dated as of March 31, 1995, between the Company and Harris Trust and Savings Bank, as Trustee, a copy of which is attached hereto as
          Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

               2. Article Fifteen, entitled "Security," will be added to the Indenture and will consist of the following:

               In accordance with Section 1008, all Securities are secured equally and ratably with the Credit Agreement Obligations and the Secured Swap Obligations pursuant to, and subject to the terms and conditions of, the Stock Pledge Agreement and the Trust Agreement. The security interest created under the Stock Pledge Agreement shall be terminated or released with respect to some or all of the collateral granted under the Stock Pledge Agreement upon the occurrence of certain events set forth in Section 15 of the Stock Pledge Agreement, in each case without any action by the Trustee. The Company shall promptly notify the Trustee of the termination of such security interest or the release of any such collateral.

               3.  Exhibit I hereto shall be added to the Indenture as
          Exhibit I thereto.

               This instrument may be executed in any number of counter-parts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the Company and the Trustee have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and the seal of the Company and the Trustee duly attested to be hereunto affixed all as of the day and year first above written.


                                        SANTA FE PACIFIC CORPORATION


          [SEAL]                        By:  /s/ Jeffrey T. Williams
                                           --------------------------------
                                           Name: Jeffrey T. Williams
                                                --------------------------
                                           Its:  Assistant Secretary
                                               ---------------------------

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Trustee


          [SEAL]                        By:  /s/    R. D. Manella












                                           --------------------------------
                                           Name:    R. D. Manella
                                                ---------------------------
                                           Its:     Vice President
                                               ----------------------------

                                      EXHIBIT I

          STATE OF ILLINOIS      )
                                 )  ss.:
          COUNTY OF COOK         )


               On the 30th day of March 1995, before me personally came R.
          D. Manella, to me known, who, being by me duly sworn, did depose and say that he resides at Buffalo Grove, Illinois; that he is a Vice President of FIRST NATIONAL BANK OF CHICAGO, a national banking association, described herein and that executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by order of the Board of Directors of said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



          [NOTARIAL SEAL]                    /s/ Sharon Klockowski
                                             -----------------------------
                                             Sharon Klockowski
                                             Notary Public

          STATE OF ILLINOIS      )
                                 )  ss.:
          COUNTY OF COOK         )


               On the 30th day of March 1995, before me personally came Jeffrey T. Williams, to me known, who, being by me duly sworn,












          did depose and say that he resides at Wheaton, Illinois; that he is the Assistant Secretary of SANTA FE PACIFIC CORPORATION, the corporation described herein and that executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by order of the Board of Directors of said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



          [NOTARIAL SEAL]               /s/  Julie Jordan
                                        ---------------------------------
                                        Julie Jordan
                                        Notary Public